UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 28, 2017 (May 12, 2017)

THE PROGRESSIVE CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	1-9518	34-0963169
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6300 Wilson Mills Road, Mayfield Village, Ohio		44143
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (440) 461-5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§204.12b-2 of this chapter).

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Explanatory Note:

This current report on Form 8-K/A (the "Amendment") amends the current report on Form 8-K filed by The Progressive Corporation (the "Company") with the U.S. Securities and Exchange Commission on May 16, 2017 (the "Original Filing"). The sole purpose of this Amendment is to disclose the Company's decision regarding how frequently it will conduct future shareholder advisory votes to approve the Company's executive compensation program ("Say on Pay"). No other changes have been made to the Original Filing.

Item 5.07 Submission of Matters to a Vote of Security Holders

(d) As previously reported in the Original Filing, at the 2017 Annual Meeting of Shareholders on May 12, 2017, a majority of the Company's shareholders voted in favor of holding annual Say on Pay votes. The Board of Directors of the Company has considered the outcome of this advisory vote and has determined, consistent with the stated preference of the shareholders, that the Company will hold future Say on Pay votes on an annual basis until the occurrence of the next advisory vote on the frequency of Say on Pay votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 28, 2017
THE PROGRESSIVE CORPORATION

By: /s/ Daniel P. Mascaro
Name: Daniel P. Mascaro
Title: Vice President and Chief Legal Officer